EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             TRAVELNSTORE.COM, INC.
                            a California corporation

Jim Tyner and Yula Greco hereby certify that:

         1.  They are the duly  elected  and  acting  President  and  Secretary,
respectively,   of  TravelnStore.com,   Inc.,  a  California   corporation  (the
"Corporation").

         2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                                       I.

                The name of this Corporation is TravelnStore,Inc.

         3. The  foregoing  amendment of the Articles of  Incorporation  of this
Corporation   has  been  duly  approved  by  the  board  of  directors  of  this
Corporation.

         4. The foregoing amendment of the Articles of Incorporation of this Corporation has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the Corporations Code. The Corporation has two classes of shares outstanding, each of which is entitled to vote with respect to the foregoing amendment to the Articles of Incorporation of this Corporation. The total number of outstanding shares of each such class is 9,400,00 Common Stock and 8,154 Series A Preferred Stock. The total number of shares voting in favor of the foregoing amendment of the Articles of Incorporation of this Corporation equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of each class.

         The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment of Articles of Incorporation are true of their own knowledge. Executed at Camarillo, California on May 26, 2000.

                                             /s/  Jim B. Tyner
                                             -------------------------
                                             Jim B. Tyner, President

                                             /s/  Yula  Greco
                                             -------------------------
                                             Yula Greco, Secretary